EXHIBIT 10(o)
Notice of Grant of Stock Options and Agreement	VULCAN MATERIALS COMPANY ID: 63-0366371 1200 Urban Center Drive Birmingham, AL 35242

December 15, 2005

Pursuant to the terms and conditions of the Company's 1996 Long-Term Incentive Plan A (the 'Plan'), you have been granted a Non-Qualified Stock Option to purchase _______ shares (the 'Option') of stock as outlined below.

Granted To: Grant Date: December 8, 2005 Grant ID: Options Granted: Option Price per Share: $68.63 Total Option Price: Expiration Date: December 8, 2015 Vesting Schedule: 100% immediately

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 1996 Long-Term Incentive Plan A as amended and the Option Agreement, copies of which have been provided to you and are incorporated herein.

Signature: /s/ June McClendon Vulcan Materials Company Signature:	Date: 12/15/2005 Date: 12/15/2005

This form was executed on December 15, 2005 by the following executive officers of Vulcan Materials Company:

          Guy M. Badgett, III
          William F. Denson, III
          Donald M. James
          Ejaz A. Khan
          Ronald G. McAbee
          Daniel F. Sansone
          James W. Smack
          Robert A. Wason IV

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THIS DOCUMENT CONSTITUTES PART OF
A PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY
NON-QUALIFIED STOCK OPTION AGREEMENT
Terms and Conditions
December 8, 2005

1.       Definitions. As used in this Agreement the following terms shall have the meanings as follows:

          (a)           "Agreement" means this Non-Qualified Stock Option Agreement.

           (b)            "Company" means Vulcan Materials Company, a New Jersey corporation.

           (c)            "Committee" means the Compensation Committee of the Board of Directors.

           (d)            "Common Stock" means shares of common stock, par value $1.00 per share of the Company.

           (e)            "Disability" means Permanent and Total Disability whereby the Participant is entitled to long-term disability benefits under the applicable group long-term disability plan of the Company or a Subsidiary, or, to the extent not eligible to participate in any Company-sponsored plan, under the guidelines of the Social Security Administration.

           (f)            "Grant Date" means the date of this Agreement.

           (g)            "Option" means the right granted to the Participant by the Company to acquire the number of shares of Common Stock set forth on the first page of this Agreement.

           (h)            "Participant" means the name of the employee of the Company or its subsidiaries or affiliates appearing on the first page of this Agreement.

           (i)            "Plan" means the Vulcan Materials Company 1996 Long-Term Incentive Plan, as amended, or any successor plan, as amended.

           (j)            "Retirement" - For purposes of this document, a participant who retires or who is eligible to elect to retire in accordance with the Company's Retirement Income Plan for Salaried Employees of Vulcan Materials Company or any successor plan shall be eligible for the termination benefit described in Section 4(a) of this document.

2.       Term of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (i) the date ten (10) years after the Grant Date or (ii) the last date for exercising the Option following termination of the Participant's employment with the Company as described in Section 4.

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3.       Exercise of the Option.

           (a)            Exercise Price. The exercise price of each share of Common Stock subject to the Option shall be equal to the Fair Market Value of one share of Common Stock on the Grant Date. The Fair Market Value shall be the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on the Grant Date.

           (b)            Vesting and Right to Exercise. The Option is fully vested and exercisable on grant date. Shares obtained as a result of exercising these options (the "Shares") may not be sold until after December 31, 2008.

           (c)            Vesting of Partial Shares. In the event that the vesting schedule set forth above yields a fractional interest in a share of Common Stock, the number of shares subject to vesting in any given year shall be rounded down to the nearest whole number of shares of Common Stock.

           (d)            Method of Exercise. The Option may be exercised by written notice to the Company which must state the Participant's election to exercise the Option, the number of shares of Common Stock for which the Option is being exercised and such other representations and agreements as to the Participant's investment intent with respect to such shares as may be required pursuant to the provisions of this Agreement and the Plan. The written notice must be signed by the Participant and must be delivered to the person designated by the Committee as the Stock Administrator prior to the termination of the Option as set forth in Section 2, accompanied by full payment of the exercise price for the number of shares of Common Stock being purchased in the form prescribed by the Stock Administrator.

           (e)            Method of Payment. The Option price shall be payable in (i) cash or (ii) by tendering previously acquired mature shares of Common Stock having an aggregate fair market value (the closing price of the common stock on the business day immediately preceding the exercise date) at the time of exercise equal to the total exercise price, or by a combination of (i) and (ii). On or after January 1, 2009, payment may also be made by cashless exercise, subject to applicable state and federal law, or by any other means the Committee determines to be consistent with the Plan's purpose and applicable law.

           (f)            Delivery of Shares. Upon the exercise of the Option and receipt of full payment, the Company shall issue or deliver to the Participant certificates for the number of shares acquired as soon as practicable; and, when possible, in the same calendar year.

           (g)           Withholding. The Company may withhold shares of Common Stock having a fair market value on the date the tax is to be determined equal to the minimum statutory amount for federal, state, local, and employment taxes ("Total Tax") which could be withheld on the transaction, or require the Participant to remit to the Company the Total Tax required with respect to any taxable event arising as a result of this Plan.

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4.       Termination of Employment.

           (a)            Retirement. If the Participant retires, as defined in Paragraph 1(j), the Option outstanding as of the date of such retirement shall be subject to the restriction included in Section 3(b).

                    i.            If the Participant retires on or after January 1, 2007, the term of the Option will remain as defined in Section 2. As a condition for the right to exercise vested options, the Participant may be required to execute a reasonable non-competition covenant with the Company restricting the Participant from competing with the Company in a specified territory for a specified period of time.
                    ii.            If the Participant retires prior to January 1, 2007, the Participant may exercise the Option until the date that is 30 days after the Participant's retirement.

           (b)            Disability. Upon determination of Disability, the restriction set forth in Section 3(b) shall terminate and be of no further force and effect. The term of the Option will remain as defined in Section 2. If the Option has been exercised prior to the Disability of the Participant, then the Shares shall be immediately saleable.

           (c)           Death. Upon the death of a Participant, the restriction set forth in Section 3(b) shall terminate and be of no further force and effect. Further, the Option may be exercised by the Participant's legal representatives at any time until the first to occur of (i) the date that is one year after the Participant's death or (ii) the date on which the Option expires according to its term. If the Option has been exercised prior to the death of the Participant, then the Shares are immediately saleable.

           (d)            Other Termination. Upon voluntary termination for reasons other than Retirement, or upon involuntary termination for reasons other than death, Disability, or cause, the Participant may exercise the Option until the first to occur of (i) the date that is 30 days after the Participant's termination or (ii) the date on which the Option expires according to its term.

           (e)            Termination for Cause. Upon termination for cause, the Option will immediately terminate and may not be exercised to any extent by the Participant, even with respect to vested shares subject to the Option. The Committee shall have complete discretion to determine whether a Participant has been terminated for cause. The Committee's determination shall be final and binding on all persons for purposes of the Plan.

           (f)            Change in Control of the Company. Upon a Change in Control of the Company, as defined in the Vulcan Materials Company Change in Control Severance Plan, the restriction set forth in Section 3(b) shall terminate and be of no further force and effect. The term of the Option set forth in Section 2 shall not be affected by a Change in Control of the Company. If the Option has been exercised prior to the change in control, then the Shares are immediately saleable.

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5.        Section 16(b) Participants. Any Participant subject to Section 16(b) reporting shall be governed by same with respect to the exercise of Options.

6.        Non-transferability of Options. The Option shall not be transferable other than by will or the laws of descent and distribution. Except as provided in 4(c) above, the Option may be exercised during the lifetime of the Participant by the Participant only.

7.        Rights as a Shareholder or Employee. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Sections 8 and 9. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time.

8.       Effect of Change in Stock Subject to the Option. The Committee in its sole discretion may make appropriate adjustments in the number or class of shares subject to the outstanding Option, or the exercise price in order to prevent dilution or enlargement of benefits to Participants hereunder in the event of a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights or similar corporate transaction or event.

9.       Committee Discretion. The Committee may, in its sole discretion, amend this Agreement to the extent necessary to comply with any statute, regulation, or other administrative guidance. Notwithstanding any other provision of the Plan or this Agreement, the Committee may amend the Plan or this Agreement to the extent permitted by their terms; remove restrictions for the events described in Paragraphs 4(b) and 4(c); and extend the exercise periods for the events described in Paragraphs 4(c) and 4(d), as long as the exercise period does not extend beyond the Option term set forth in Section 2. Notwithstanding the foregoing, to the extent that any extension of the exercise period would otherwise cause the Option to be subject to 409A of the Internal Revenue Code, such extension shall not apply.

10.       Entire Agreement; Amendment. This Agreement and the Plan which is attached hereto and incorporated herewith, represent the entire understanding and agreement between the Company and the Participant, and shall supersede any prior agreement and understanding between the parties. Except as provided in Sections 8 and 9, this Agreement may not be amended or modified except by a written instrument executed by the parties hereto.

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11.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey, without regard to conflict of law principles.

12.       Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all of the terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Agreement is not affected in any manner adverse to either party hereto.